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                                                                 EXHIBIT 3.13(a)


                          CERTIFICATE OF INCORPORATION
                                       OF
                                   KEA/1, INC.

          The undersigned, for the purpose of incorporating a corporation under the General Corporation Law of the State of Delaware, does hereby certify as follows:

          FIRST. The name of the Corporation is KEA/1, Inc.
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          SECOND. The address of the Corporation's registered office in the
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State of Delaware is 1013 Centre Road in the City of Wilmington, County of New
Castle, 19805. The name of its registered agent at such address is Corporation Service Company.

          THIRD. The purpose of the Corporation is to engage in any lawful act
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or activity for which corporations may be organized under the General
Corporation Law of the State of Delaware.

          FOURTH. The total number of shares which the Corporation shall have
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authority to issue is Twenty Thousand (20,000) shares of capital stock, all of which shall be designated "Common Stock," with a par value of $.01 per share.

          FIFTH. The name and mailing address of the incorporator is Thomas C.
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Foster, 18400 Von Karman Avenue, Fourth Floor, Irvine, California 92715.

          SIXTH. In furtherance and not in limitation of the powers conferred by
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statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.

          SEVENTH. A director of the Corporation shall not be liable to the
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Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

          EIGHTH. Elections of directors need not be by written ballot except
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and to the extent provided in the by-laws of the Corporation.

          NINTH. The Corporation reserves the right at any time, and from time
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to time, to amend, alter, change or repeal any provision contained in this
Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law, and all rights, preferences

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and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation, as may be amended from time to time, are granted subject to the rights reserved in this Article NINTH.

     IN WITNESS WHEREOF, the undersigned incorporator does hereby execute this Certificate of Incorporation this 23/rd/ day of October, 1995.

                                                 /s/ Thomas C. Foster
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                                               THOMAS C. FOSTER, Incorporator